EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 25, 2010

June 25, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.3%	0.1%	-5.5%
Class B Units	0.2%	0.1%	-5.8%
Legacy 1 Class Units	0.3%	0.3%	-4.7%
Legacy 2 Class Units	0.3%	0.2%	-4.8%
Global 1 Class Units	0.3%	0.4%	-4.1%
Global 2 Class Units	0.3%	0.4%	-4.2%
Global 3 Class Units	0.3%	0.2%	-5.1%

S&P 500 Total Return Index2	-3.6%	-1.0%	-2.5%
Barclays Capital U.S. Long Government Index2	1.1%	2.4%	10.6%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Decrease	Increased plantings due to nearly ideal farming weather in the Midwest
Sugar	Increase	Speculation that global sugar demand is on the rise
Live cattle	Increase	Buying from large commodity funds

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. dollar	Decrease	A lack of positive economic data in the U.S.
Japanese yen	Increase	Safe-haven buying amidst beliefs that the global economic recovery is slowing
Great British pound	Increase	Optimism surrounding the ability of Britain’s new government to develop plans to solidify the economy

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Supply concerns caused by elevated storm activity in the Gulf of Mexico
Natural gas	Decrease	Reports from the U.S. Energy Information Administration showing elevated natural gas inventories

Grant Park’s longer-term trading advisors are predominantly long the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Equities
Sector/Market	Price Action	Cause
U.S. equity markets	Decrease	Weak economic indicators and concerns over potential new regulations in the U.S. financial sector
European equity markets	Decrease	Renewed credit concerns in the Eurozone following Fitch’s downgrading of BNP Paribas SA, the region’s largest bank by deposits
Hang Seng	Increase	Strong gains in the Asian energy sector

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Weaker-than-expected U.S. housing data and improved forecasts for Chinese demand
Bunds	Increase	Increased risk-aversion as a result of Eurozone debt concerns

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Copper	Increase	Strong demand growth prospects for Japan
Precious metals	Decrease	Short-term strength in the U.S. dollar and liquidations from large commodity traders

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.